EXHIBIT 17

                                                        Registration No. 2-10156

                          As filed on October 31, 1984
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933               / X /

Pre-Effective Amendment No. __                                        /   /

Post-Effective Amendment No. 55                                       / X /

                                     and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940       / X /

Amendment No. 6                                                       / X /

                          COMMERCE INCOME SHARES, INC.
                                Securities Trust
               (Exact Name of Registrant as Specified in Charter)

                333 Clay Street, Suite 4300, Houston, Texas 77002
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (713) 751-2400

                                Thomas R. Powers
                           333 Clay Street, Suite 4300
                                  P.O. Box 111
                              Houston, Texas 77002
                    (Name and Address of Agent for Service)

                               ------------------
                                   Copies to:

Kenneth S. Gerstein, Esq.                              Robert L. Stillwell, Esq.
Gordon Hurwitz Butowsky Weitzen                             Baker & Botts
Shalov & Wein                                           3000 One Shell Plaza
101 Park Avenue                                              Suite 3121
New York, New York 10178                                Houston, Texas 77002

     Approximate Date of Proposed Public Offering: As soon as practicable after this post-effective amendment becomes effective.

     It is proposed that this filing will become effective:

/   /  immediately upon filing pursuant to paragraph (b)
/   /  on (date) pursuant to paragraph (b)
/ X /  60 days after filing pursuant to paragraph (a)
/   /  on (date) pursuant to paragraph (a) of Rule 485

                               ------------------

     Registrant has previously elected, pursuant to Rule 24f-2 under the Investment Company Act of 1940, to register an indefinite number of shares of its common stock for sale under the Securities Act of 1933 and filed its Notice on October 24, 1984.